UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

PEAK BIO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4900 Hopyard Road Suite 100, Pleasanton CA	94588
(Address of principal executive offices)	(Zip Code)

(925) 463-4800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PKBO	OTC Pink
Warrants	PKBOW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 14, 2024, Peak Bio Inc. (the “Company”) completed the previously announced strategic combination (the “Closing”) contemplated by the Agreement and Plan of Merger by and among the Company, Akari Therapeutics, Plc, a public company limited by shares under the laws of England and Wales (“Akari”) and Pegasus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Akari (“Merger Sub”), as amended by that certain side letter dated August 15, 2024 (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Akari.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Company common stock, par value $0.0001 per share (the “Peak Common Stock”) (other than (x) shares of Peak Common Stock held by the Company as treasury stock, or shares of Peak Common Stock owned by Akari, Merger Sub or any direct or indirect wholly-owned subsidiaries of Akari and (y) Dissenting Shares (as defined in the Merger Agreement)), was converted into the right to receive Akari American Depositary Shares (“Akari ADSs”) representing a number of Akari ordinary shares, par value $0.0001 per share (the “Akari Ordinary Shares”) equal to 0.2935 (the “Exchange Ratio”), each such share duly and validly issued against the deposit of the requisite number of Akari Ordinary Shares in accordance with the Deposit Agreement (as defined in the Merger Agreement). The Exchange Ratio was calculated in accordance with the terms of the Merger Agreement and is such that the total number of shares of Akari ADSs issued in connection with the Merger is approximately 48.40% of the outstanding shares of Akari on a fully diluted basis.

At the Effective Time, each warrant to purchase capital stock of the Company (each, a “Peak Warrant”) outstanding immediately prior to the Effective Time was converted into and exchangeable for warrants to purchase a number of Akari Ordinary Shares or Akari ADSs, as determined by Akari (each, an “Adjusted Warrant”), on substantially similar terms and subject to substantially similar conditions as were applicable to such Peak Warrant immediately prior to the Effective Time, except (i) for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement, (ii) as provided in the following sentence and (iii) such amendments to the terms of the Adjusted Warrants as are necessary to comply with applicable Law (as defined in the Merger Agreement). The number of Akari Ordinary Shares (or the number of Akari Ordinary Shares underlying Akari ADSs, as applicable) subject to each Adjusted Warrant is equal to the number of shares of Peak Common Stock issuable upon exercise of such Peak Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, with any fractional Akari Ordinary Shares or Akari ADSs rounded down to the nearest whole Akari Ordinary Share or Akari ADS, as applicable, and the exercise price with respect to each Akari Ordinary Share (or each Akari Ordinary Share underlying Akari ADSs, as applicable) underlying such Adjusted Warrant equal to the exercise price of such Peak Warrant immediately prior to the Effective Time divided by the Exchange Ratio.

At the Effective Time, each option to acquire shares of Peak Common Stock (“Peak Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was assumed and converted into an option to purchase a number of Akari ordinary shares or Akari ADSs, as determined by Akari (each, an “Adjusted Option”). The number of Akari Ordinary Shares (or the number of Akari Ordinary Shares underlying Akari ADSs, as applicable) subject to the Adjusted Option is equal to the product of (i) the total number of shares of Peak Common Stock subject to such Peak Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, with any fractional Akari Ordinary Shares or Akari ADSs rounded down to the nearest whole Akari Ordinary Share or Akari ADS, as applicable, and the exercise price per share of each Adjusted Option equal to the exercise price of such Peak Option immediately prior to the Effective Time divided by the Exchange Ratio.

The issuance of Akari Ordinary Shares, which are represented by Akari ADSs, in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-282127) filed by Akari with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on October 11, 2024.

Substantially concurrently with the Closing, Akari agreed to sell and issue in a private placement (the “Private Placement”) an aggregate of 1,713,402 unregistered Akari ADSs and Series D Warrants to purchase up to 1,713,402 Akari ADSs for aggregate gross proceeds of $3.2 million. The parties to the Merger Agreement have agreed that the Private Placement satisfies the conditions set forth in Sections 7.2(e) and 7.3(e) of the Merger Agreement.

The foregoing is a general description of the Merger and Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which filed as Exhibit 2.1 of this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been described above to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company, Akari, Merger Sub or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders or Akari’s shareholders. In reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or conditions of the Company, Akari or Merger Sub or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company and Akari publicly file with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the consummation of the Merger, as of immediately prior to the Effective Time, outstanding convertible notes of the Company in the aggregate principal amount of $8.4 million (the “Notes”), together with all accrued unpaid interest thereon, was converted into 19,423,071 shares of Company Common Stock in accordance with their respective terms. The issuance of the shares of Company Common Stock pursuant to the conversion of the Notes was made in reliance on the exemptions from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act. The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, at the Effective Time, holders of shares of Company Common Stock (other than (x) shares of Peak Common Stock held by the Company as treasury stock, or shares of Peak Common Stock owned by Akari, Merger Sub or any direct or indirect wholly-owned subsidiaries of Akari and (y) Dissenting Shares (as defined in the Merger Agreement)), Peak Warrants and Peak Options ceased to have any rights in connection with their holding of such securities other than their right to receive the consideration described in Item 2.01. The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The consummation of the Merger, pursuant to which the Company became a wholly owned subsidiary of Akari, constituted a change of control of the Company. The information set forth in Items 2.01, 3.03, 5.02 and 5.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In connection with the Merger and effective as of the Effective Time, Hoyoung Huh, MD, PhD, James Neal and Sandip Patel resigned as directors of the Company and any committees thereof. The decision to resign by each of Dr. Huh and Messrs. Neal and Patel was not the result, in whole or in part, of any disagreement with the Company, its management team, or its board of directors (the “Peak Board”), on any matter relating to the Company’s operations, policies or practices. At the time of resignation, each of the aforementioned persons served on the Audit Committee (chaired by Mr. Patel), Compensation Committee (chaired by Mr. Neal) and Nominating and Corporate Governance Committee (chaired by Dr. Huh) of the Peak Board.

Immediately following the Effective Time, the directors of Merger Sub at the Effective Time became the directors of the Company. The sole director of Merger Sub at the Effective Time was Samir R. Patel, M.D.

Immediately following the Effective Time, all executive officers of the Company as of immediately prior to the Effective Time were removed from their respective positions as the executive officers of the Company. Concurrently with such officers’ removal, Samir R. Patel, M.D. was appointed to serve as President and Secretary of the Company.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company, each as in effect immediately prior to the Effective Time, were amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 9.01 Exhibits and Financial Statements

(d) Exhibits

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated as of March 4, 2024, by and among Peak Bio Inc., Akari Therapeutics, Plc and Pegasus Merger Sub, Inc. (as incorporated by reference to Exhibit 2.1 on the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024)

2.2	Side Letter Agreement re: Extension of Merger Agreement Termination Date, dated August 15, 2024, by and among the Company, Akari Therapeutics, Plc and Pegasus Merger Sub, Inc.

3.1	Third Amended and Restated Certificate of Incorporation of Peak Bio Inc.

3.2	Amended and Restated Bylaws of Peak Bio Inc

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Such excluded information is not material and the registrant customarily and actually treats it as private and confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peak Bio Inc.

Date: November 14, 2024	By:	/s/ Samir R. Patel, M.D.
Samir R. Patel, M.D.
President and Secretary